                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Annapolis Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           --ENTER COMPANY NAME HERE--
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO] ANNAPOLIS BANCORP

                              1000 Bestgate Road,
                           Annapolis, Maryland 21401
                                (410) 224-4455

                                 April 5, 2002

Dear Stockholder:

   You are cordially invited and encouraged to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Annapolis Bancorp, Inc. (the "Company"), the holding company for BankAnnapolis (the "Bank"), Annapolis, Maryland, which will be held on May 16, 2002, at 6:00 p.m., Eastern Daylight Savings Time, at the BankAnnapolis Headquarters Building, 1000 Bestgate Road, Annapolis, Maryland 21401.

   The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Annapolis Bancorp, Inc., as well as a representative of Stegman & Company, the Company's independent auditor, will be present at the Annual Meeting to discuss the Company and the Bank and respond to any questions that our stockholders may have.

   The Board of Directors of Annapolis Bancorp, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each matter under consideration.

   Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the Company's common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

   On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

Sincerely yours,

/s/ Richard M. Lerner
Richard M. Lerner
Chairman
Chief Executive Officer

                            ANNAPOLIS BANCORP, INC.

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 16, 2002

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Annapolis Bancorp, Inc. (the "Company") will be held on May 16, 2002, at 6:00 p.m., Eastern Daylight Savings Time, at the BankAnnapolis Headquarters Building, 1000 Bestgate Road, Annapolis, Maryland 21401, for the following purposes:

   (1) To elect four directors; and

   (2) To ratify the selection of Stegman & Company as independent auditor for the fiscal year ending December 31, 2002; and

   (3) To transact any other business that may properly come before the meeting, and at any adjournments thereof, including whether or not to adjourn the meeting.

   Only those holders of record of Common Stock as of the close of business on March 20, 2002, (the "Record Date") are entitled to notice of and to vote at the 2002 Annual Meeting of Stockholders and any adjournments or postponements thereof.

   Please sign, date and mail the accompanying proxy in the enclosed, self-addressed, stamped envelope, whether or not you expect to attend the meeting in person. You may withdraw your proxy at the meeting should you be present and desire to vote your shares in person. All stockholders are cordially invited to attend.

                                          By Order of the Board of Directors

                                          /s/ Rita D. Demma
                                          Rita D. Demma
                                          Secretary

   Annapolis, Maryland
   April 5, 2002

                            ANNAPOLIS BANCORP, INC.

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                 May 16, 2002

Solicitation and Voting of Proxies

   This Proxy Statement is being mailed on or about April 5, 2002, to the stockholders of Annapolis Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 16, 2002, at 6:00 p.m., Eastern Daylight Savings Time, and at any adjournments or postponements thereof, at the BankAnnapolis Headquarters Building, 1000 Bestgate Road, Annapolis, Maryland 21401.

   Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted FOR the approval and ratification of the specific proposals presented in this proxy statement.

   Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

   A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

   The cost of solicitation of proxies on behalf of management will be borne by BankAnnapolis (the "Bank"). Proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, without compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities and Principal Holders Thereof

   Stockholders are entitled to one vote for each share of common stock, par value $.01 per share (the "Common Stock") registered in their names on the stock transfer books of the Company at the close of business on March 20, 2002, the record date fixed by the Board of Directors. At March 20, 2002, the Company had outstanding 2,996,629 shares of Common Stock entitled to vote at the Annual Meeting.

   As to the election of a director, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominee proposed by the Board of Directors, or to "WITHHOLD" authority to vote for the nominee being proposed. Under the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either
(i) broker non-votes, or (ii) proxies as to which authority to vote for the nominee being proposed is withheld.

   As to the ratification of Stegman & Company as independent auditor of the Company, by checking the appropriate box, you may (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (i) broker non-votes, or (ii) proxies marked "ABSTAIN" as to that matter.

   As to any other matters that may properly come before the Annual Meeting, you may (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (i) broker non-votes, or (ii) proxies marked "ABSTAIN" as to that matter.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth information regarding the beneficial ownership of Common Stock as of March 20, 2002, by each of the Company's and Bank's directors, nominees and Named Executive Officers and by each person known by the Company to own beneficially more than 5% of the Company's voting securities, and by the executive officers and directors of the Company as a group, including the number of shares beneficially owned by, and percentage ownership of each such person as of that date. Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Securities Exchange Act of 1934, as amended, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                   Number   Percent
                                                  of Shares   of
             Name and Address of Beneficial Owner Owned (1)  Class
             ------------------------------------ --------- -------
             Mark H. Anders (2)..................     8,266   0.28%
                 1408 Malvern Avenue
                 Baltimore, MD 21204.............
             Richard P. Brown....................       -0-   0.00%
                 417 Severn Avenue
                 Annapolis, MD 21401.............
             Margaret Theiss Faison (3)..........     6,666   0.22%
                 14904 Little Bennett Drive
                 Clarksburg, MD 20871............
             F. Carter Heim (4)..................     5,613   0.19%
                 1842 Kimberwicke Place
                 Annapolis, MD 21401.............
             Robert E. Kendrick, III (5).........     5,333   0.18%
                 4221 Scarlet Sage Court
                 Ellicott City, MD 21042.........
             Stanley J. Klos Jr. (4).............    28,346   0.95%
                 76 Chautaugua Road
                 Arnold, MD 21012................
             Lawrence E. Lerner (4).............. 1,177,369  39.29%
                 2711 Washington Avenue
                 Chevy Chase, MD 20815...........

                                                          Number   Percent
                                                         of Shares   of
      Name and Address of Beneficial Owner               Owned (1)  Class
      ------------------------------------               --------- -------
      Richard M. Lerner (4).............................   155,333   5.18%
      5447 Grove Ridge Way
      Rockville, MD 20852
      Lori J. Mueller (6)...............................     5,599   0.19%
      3926 Callawasse Road
      Edgewater, MD 21037
      Lawrence W. Schwartz (4)..........................    33,321   1.11%
      10854 Country Pond Lane
      Oakton, VA 22124
      Maria C. Scott....................................     1,000   0.03%
      2011 Homewood Road
      Annapolis, MD 21402
      Ermis Sfakiyanudis (4)............................     3,999   0.13%
      2729 Lury Lane
      Annapolis, MD 21401...............................
      Officers and directors as a group (26 persons) (7)  1,394,457 46.53%

--------
(1) Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" which includes the power to vote or direct the voting of such security, or "investment power" which includes the power to dispose or to direct the disposition of such security. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities in which he has no beneficial interest. For instance, beneficial ownership may include spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations, or deferred compensation plans which are affiliated with the principal. Unless otherwise indicated by footnote, each individual has sole voting and dispositive powers to all shares indicated. Shares and options owned have been adjusted for the four-for-three stock split in the form of a stock dividend that occurred on August 24, 2001.

(2) Includes options to purchase 5,333 shares of Company Common Stock which are currently exercisable at an exercise price of $3.71 per share and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

(3) Includes options to purchase 4,000 shares of Company Common Stock which are currently exercisable at an exercise price of $3.66 per share and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

(4) Includes options to purchase 1,333 shares each of Company Common Stock which are currently exercisable at an exercise price of $3.23 per share and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

(5) Includes options to purchase 4,000 shares of Company Common Stock which are currently exercisable at an exercise price of $3.59 per share and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

(6) Includes options to purchase 5,333 shares each of Company Common Stock which are currently exercisable at an exercise price of $4.50 per share and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

(7) Includes options to purchase 24,263 shares of Company Common Stock which are currently exercisable by officers at exercise prices ranging from $3.12 to $8.25 per share, and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

                       PROPOSAL 1. ELECTION OF DIRECTORS

   The Board of Directors of the Company currently consists of eight (8) directors. The Company's Articles of Amendment and Restatement provide that the Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire board shall permit, with directors of each class being elected for three-year terms at each Annual Meeting. The terms of three directors of the Company will expire at the time of the Annual Meeting. The positions of these three directors are to be filled at the Annual Meeting. Additionally, there is one new nominee for director, Dr. Maria C. Scott. Therefore, the three incumbent directors have been nominated to be elected to hold office until the 2005 Annual Meeting or until their respective successors are elected and qualified or until their earlier resignation or removal. The incumbent nominees are Messrs. Lawrence E. Lerner, Lawrence W. Schwartz and Ermis Sfakiyanudis. Dr. Maria C. Scott is nominated to hold office until the 2003 Annual Meeting or until her successor is elected and qualified or until her earlier resignation or removal.

   The proxies solicited hereby, unless directed to the contrary, will be voted FOR the election as directors of all four nominees listed in the following table. In order to be elected, a majority of the shares voted must be voted FOR the election of each nominee. Each nominee has consented to serve as a director, if elected. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve as a director but, if for any reason any nominee is not willing or able to serve as a director, the accompanying proxy will be voted FOR a substitute nominee chosen by the Board of Directors.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES NAMED IN THIS PROXY STATEMENT.

Information Concerning Nominees

   The following table sets forth information as of the Record Date concerning persons nominated by the Board of Directors for election as directors of the Company to serve until the Annual Meeting of Stockholders previously designated or until their successors have been elected and qualified or until their earlier resignation or removal. Except as indicated, the nominees have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.

Nominees

Name of Directors     Age, Principal Occupation, Position with the Company and the Bank
-----------------    -------------------------------------------------------------------
Lawrence E. Lerner.. Mr. Lerner, age 69, has been active in real estate development in the Washington, D.C. metropolitan area for 30 years. He has been involved in the development and construction of two regional shopping centers, several other commercial developments, and more than 2,800 apartment units. Mr. Lerner manages his real estate investments, comprised of various partnership interests in entities which own real estate. He has been a Director of the
                     Company and the Bank since their inception. Mr. Lerner is the father of Richard M. Lerner, a Director of the Company and the
                     Bank.
Lawrence W. Schwartz Mr. Schwartz, age 47, is a certified public accountant who has operated CPA firms since 1984 and currently is managing partner of Schwartz, Weissman & Co., P.C., an accounting and business consulting firm. Additionally, he was Executive Vice President and Chief Financial Officer of Federal Supply Contracts Group,
                     Inc., a reseller of furniture to the government, from 1993 to 1995.
                     Mr. Schwartz has been a Director of the Company since April
                     1997 and a Director of the Bank since its inception.
Maria C. Scott...... Dr. Scott, age 40, an ophthalmic surgeon, is currently the Medical
                     Director at TLC Laser Eye Centers in Annapolis and is an
                     attending physician at both Anne Arundel Medical Center and
                     Washington Hospital Center. Dr. Scott belongs to the Anne
                     Arundel Chamber of Commerce and the Anne Arundel County
                     and Maryland Medical Societies.
Ermis Sfakiyanudis.. Mr. Sfakiyanudis, age 33, presently serves as President and
                     Principal of Sigma Engineering, Inc. an Annapolis based civil engineering firm. Mr. Sfakiyanudis is Chairman of the Board of
                     Directors of the Anne Arundel Economic Development
                     Corporation, and is also a member of numerous professional associations. Mr Sfakiyanudis has been a Director of the
                     Company and the Bank since 2000.

Information Concerning Continuing Directors and Named Executive Officers

   The following table sets forth information as of the Record Date concerning directors and Named Executive Officers of the Company and the Bank whose terms of office will continue after the 2002 Annual Meeting. As indicated, some directors will serve until the 2003 Annual Meeting, and other directors will serve until the 2004 Annual Meeting. Except as indicated, the directors have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.

Directors serving until 2003

Name of Directors Age, Principal Occupation, Position with the Company and the Bank
----------------- -----------------------------------------------------------------
 F. Carter Heim..  Mr. Heim, age 48, is a Certified Public Accountant who has been in practice since December 1975 and is past President of the
                   Maryland Association of CPAs. Mr. Heim is also currently a member of the American Institute of CPAs and the Anne Arundel
                   Trade Council. Mr. Heim recently merged Heim and Associates,
                   P.A. the firm he began in 1995 with Lantz and Associates, P.A.
                   Mr. Heim is President of the combined firm, HeimLantz Business and Tax Services, Inc. Prior to establishing his own firm
                   Mr. Heim was Executive Vice President of Hammond-Heim,
                   Chartered. Mr. Heim has been a Director of the Company and the
                   Bank since 2000.

Directors serving until 2004

Name of Directors    Age, Principal Occupation, Position with the Company and the Bank
-----------------    -----------------------------------------------------------------
Mark H. Anders...... Mr. Anders, age 47, was appointed President and Chief Executive
                     Officer of the Bank on October 1, 1999. He has held high level positions in Maryland financial institutions since 1991.
                     Previously he was President and Chief Executive Officer of
                     Sterling Bank & Trust Co. in Baltimore, Maryland. Mr. Anders is
                     active in community affairs and serves on the Towson University
                     Foundation's Executive and Finance Committees.
Stanley J. Klos, Jr. Mr. Klos, age 50, is an attorney who has practiced law in Anne
                     Arundel and Prince George's Counties since 1977. He is currently an attorney with the firm of O'Malley, Miles, Nylen & Gilmore,
                     P.A. He is a member of the Maryland, District of Columbia, Anne
                     Arundel County, and Prince George's County Bar Associations.
                     He has been a Director of the Company and the Bank since April
                     1997. Mr. Klos is active in community affairs and serves on the
                     Boards of Directors of Leadership Anne Arundel, the 21/st Century
                     Education Foundation and the YMCA of Central Maryland./
Richard M. Lerner... Mr. Lerner, age 42, was elected Chairman of the Company in
                     2001 and was elected Chairman of the Bank in 1999. Since 1984, he has been President of White Flint Builders, Inc., an upscale residential development and construction company located in
                     Bethesda, Maryland. Mr. Lerner has been a Director of the
                     Company and the Bank since their inception. Mr. Lerner is the son of Lawrence E. Lerner, a Director of the Company and the
                     Bank.

Named Executive Officers

Name of Executive Officer Age, Principal Occupation, Position with the Company and the Bank
------------------------- -----------------------------------------------------------------
 Richard P. Brown........ Mr. Brown, age 51, is Senior Vice President and Customer
                          Development Group Manager. Mr. Brown joined the Bank in
                          2000. Prior to joining the Bank. Mr. Brown was a partner with
                          Wallingford Capital Corporation. Mr. Brown was previously a
                          Vice President with National Bank of Canada's Asset Based
                          Lending Division.
 Margaret Theiss Faison.. Ms. Faison, age 44, is Senior Vice President and Chief Financial
                          Officer of the Bank. Ms. Faison is also Treasurer of the Company and the Bank . She joined the Bank in October of 1999 after having held similar positions with Sterling Bank in Baltimore and
                          Mellon Bank (MD) in Rockville.
 Robert E. Kendrick, III. Mr. Kendrick, age 56, is Senior Vice President and Senior Credit
                          Officer of the Bank. He joined the Bank in October of 1999 after having held similar positions with Sterling Bank in Baltimore and
                          Maryland National Bank.
 Lori J. Mueller......... Ms. Mueller, age 39, is Senior Vice President and Director of
                          Marketing and Customer Excellence of the Bank. Ms. Mueller
                          has held various positions with the Bank since 1990.

Committees

   The Company and the Bank have standing joint Audit, Compensation, and Strategic Planning Committees. In addition, the Company has Executive and Nominating Committees, and the Bank has Budget & Finance and Executive/Loan Committees. The members of each of the named committees serve at the discretion of the Board of Directors.

   The Audit Committee examines accounting processes, reviews financial disclosures and meets privately outside the presence of Company and Bank management with the independent accountants to discuss internal accounting control policies and procedures. The Committee reports on such meetings to the Boards of Directors. The Committee also considers and recommends the selection of independent accountants, reviews the performance of the independent accountants in the annual audit and in assignments unrelated to the audit, and reviews the fees of the independent accountants. The Audit Committee operates under a written charter adopted by the Boards of Directors.

   Messrs. Schwartz (Chairman), Heim and Klos currently serve as members of the Audit Committee. Messrs. Schwartz, Heim and Klos are "independent directors" under the rules of the NASDAQ Stock Market governing the qualifications of members of the Audit Committee. None has ever been an employee of the Company or any subsidiary. The Audit Committee met nine (9) times during 2001. The Committee's report appears on page 13.

   The Compensation Committee consists of Messrs. Klos (Chairman), R. Lerner and Sfakiyanudis and reviews and determines salaries and other benefits for board members and executive and senior management persons of the Company and its subsidiaries. The Committee determines which employees shall be granted stock options, the terms of such grants, and reviews incentive and other compensatory plans and arrangements. The Compensation Committee met four (4) times during 2001.

   The Strategic Planning Committee consists of Messrs. Heim (Chairman), Anders, R. Lerner, Schwartz and Sfakiyanudis. The Committee oversees the long-range strategic planning function of the Company and Bank. The Strategic Planning Committee met ten (10) times during 2001.

   The Executive Committee of the Company consists of Mr. R. Lerner (Chairman) and a panel of directors that rotates quarterly. The Committee may act in lieu or on behalf of the Board of Directors on matters of urgency between regularly scheduled meetings of the Board. The Executive Committee did not meet in 2001.

   The Nominating Committee of the Company, consisting of three directors appointed annually by the Chairman of the Board of Directors, nominates persons for election to the Board of Directors of the Company and the Bank. The Nominating Committee will consider stockholder nominations submitted to it in writing in care of the Company if such nominations are timely submitted. To be considered timely, the nominations must be received at least thirty (30) but not more than sixty (60) days prior to the Annual Meeting if the Company has given at least forty (40) days prior notice of the meeting. Otherwise, such nominations should be submitted within ten (10) days of the Company first giving notice of the Annual Meeting. The Nominating Committee met one (1) time during 2001.

   The Executive/Loan Committee of the Bank consists of Mr. R. Lerner (Chairman) and a panel of directors that rotates quarterly. The Committee may act in lieu or on behalf of the Board of Directors on matters of urgency between regularly scheduled meetings of the Board. The Committee also considers all credit requests with total credit exposure in accordance with the authority delegated to the Committee by the Board of Directors. The Executive/Loan Committee met six (6) times during 2001.

   The Budget & Finance Committee of the Bank consists of Messrs. Sfakiyanudis (Chairman), Heim, Klos and R. Lerner. This newly established Committee met once in 2001 to coordinate the preparation of the Bank's annual operating plan.

Directors' Compensation

   The Board of Directors of the Company met eleven (11) times and the Board of Directors of the Bank held eleven (11) meetings during 2001. All of the directors of the Company attended at least 50% of the total number of Company board meetings held. The Company pays no board or committee fees. Directors of the Bank received fees for each board and committee meeting attended in 2001 in the amount of $300 per Board of Directors meeting and $200 per committee meeting. Mr. R. Lerner and Mr. Anders currently receive no fees for attendance at board or committee meetings as they are full time employees of the Company or the Bank. Effective January 1, 2002 each outside director will additionally receive an annual retainer of $4,000 paid in quarterly installments.

Executive Compensation

   The following table sets forth the compensation paid or allocated for services rendered to the Company or the Bank in all capacities during the years ended December 31, 1999, 2000 and 2001 to executive officers whose compensation exceeded $100,000 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                                 Long-Term Compensation
                                                                      -----------------------------------------
                                             Annual
                                          Compensation                        Awards                 Payouts
                                    -    --------------               ----------------------- -----------------
                                                            Other     Restricted  Securities
                                                           Annual       Stock     Underlying   LTIP    All Other
                                         Salary  Bonus  Compensations   Awards   Opitons/SARs Payouts Compensation
    Name and Principal Postion      Year  ($)     ($)      ($)(7)       ($)(8)       (#)        ($)      ($)(9)
----------------------------------  ---- ------- ------ ------------- ---------- ------------ ------- ------------

Richard M. Lerner (1)               2001  52,061     --        61       1,491         --        --           --
  Chairman & CEO of the             2000  53,291     --        60          --         --        --           --
  Company, Chairman of the Bank     1999  60,460     --        --          --         --        --           --

Mark H. Anders (2)                  2001 170,227 12,750     4,327          --         --        --        5,682
  Director of the Company &         2000 139,265 27,000     5,583          --         --        --        1,703
  Bank President & CEO of the Bank  1999  31,157     --        --          --         --        --        1,909

Kevin J. Barron (3)                 2001  59,852     --       156          --         --        --        1,811
  Senior Vice President--Real       2000 105,295  5,000       289          --         --        --        3,882
  Estate Lending of the Bank        1999 118,065               --          --         --        --        3,882

Richard P. Brown (4)                2001 105,414  5,000       414          --         --        --        4,055
  Senior Vice President--           2000   7,692     --        32          --         --        --           --
  Customer Development Group of     1999      --     --        --          --         --        --           --
   the Bank

Margaret Theiss Faison (5)          2001 115,161  8,625       180          --         --        --        3,680
  Senior Vice President--CFO        2000  92,473 15,000        94          --         --        --          476
  of the Bank Treasurer of the      1999   6,307     --        --          --         --        --       13,500(10)
   Company & Bank

Robert E. Kendrick, III (6)         2001 112,235  8,625       774          --         --        --        3,023
  Senior Vice President--Senior     2000  92,473 15,000       696          --         --        --          588
  Credit Officer of the Bank        1999  14,717     --        --          --         --        --           --

--------
(1) Mr. Lerner became President and Chief Executive Officer of the Company as of April 30, 1999 and served as acting President and Chief Executive Officer of the Bank from May 7, 1999 until September 30, 1999. Mr. Lerner became Chairman of the Company on May 18, 2001.
(2) Mr. Anders became President and Chief Executive Officer of the Bank on October 1, 1999.
(3) Mr. Barron served as an executive officer of the Bank until April 28, 2000. Mr. Barron resigned from the Bank on July 2, 2001.
(4) Mr. Brown became Senior Vice President and Manager of the Customer Development Group of the Bank on November 27, 2000.
(5) Ms. Faison joined the Company on October 21, 1999 and became Treasurer of the Company and the Bank and Senior Vice President--Chief Financial Officer of the Bank on December 1, 1999.
(6) Mr. Kendrick became Senior Vice President--Senior Credit Officer of the Bank on October 28, 1999.
(7) Represents personal use of a Bank automobile and imputed earnings on group term life insurance coverage in excess of $50,000. For 1999, 2000 and 2001 there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the years; (b) payments of above market preferential earnings on deferred compensation; (c) payments of earnings with respect to long term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts in stock.
(8)  Represents imputed value of 666 shares of restricted stock.
(9) Represents amounts contributed to the Named Executive Officer by the Bank's 401(k) Plan.
(10) Represents consulting fees paid by the Bank to Ms. Faison prior to Ms. Faison joining the Bank.

Employment Agreement--Mark H. Anders

   On October 1, 1999, (the "Effective Date") the Bank and Mr. Anders entered into an employment agreement which expires on December 31, 2003 (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Anders received an initial base salary of $135,000 that increased to $150,000 per annum on the first payroll period after the Board determined that the Office of the Comptroller of the Currency had been satisfied that the Bank had complied with all deadlines and requirements in its Formal Agreement dated September 30,1999. From January 1, 2002 through December 31, 2003 the Bank shall pay Mr. Anders a salary at an annual rate that is 10% greater than the annual rate of $150,000 in effect on December 31, 2001. Additionally, the Bank provides and maintains an automobile for Mr. Anders' use and provides family health insurance. Mr. Anders is eligible to participate in other benefit plans that the Bank has now or adopts in the future.

   In addition, Mr. Anders received an incentive stock option to purchase 10,000 shares of the Company's common stock the option vests at the rate of 20% per full year of employment with the Bank beginning October 1, 1999. The term of this incentive stock option is ten (10) years, subject to earlier expiration in accordance with the terms of the Bank's Employee Stock Option Plan.

   Mr. Anders is granted additional options at the end of each fiscal year that begins after the Effective Date. Pursuant to the Agreement, Mr. Anders receives an option to purchase a number of shares equal to the sum of (i) 1,000 but only if the consolidated return-on-average-equity for the fiscal year equals or exceeds 10% and (ii) 10 shares for each basis point by which such return exceeds 10%. Each stock option granted under this paragraph upon completing one year of employment with the Bank after the grant date; provided that the stock option will be forfeited immediately if the Bank's most recently assigned composite CAMELS rating under the Uniform Financial Institutions Rating System is not "1" or "2," or the equivalent under a successor system, on the date the vesting is scheduled to occur for the stock option. The Board may make other stock option grants in its sole discretion.

   Under the terms of the Agreement, at the end of each calendar year beginning after the Effective Date, the Bank shall credit a deferred compensation account in Mr. Anders' name with an amount equal to his year-end base salary times the following multiple: 8% for the year 2000, 10% for 2001, and 12% for 2002 and 2003; provided that Mr. Anders shall forfeit these amounts if he is terminated for just cause or violates the non-compete section of the Employment Agreement. The deferred compensation shall be paid to Mr. Anders in a lump sum on the second anniversary date of the Expiration Date of the Agreement (unless the parties have previously agreed in writing upon a separate payout schedule). Deferred compensation amounts will earn interest until paid.

   The Employment Agreement may be terminated by either party with or without "cause." The Employment Agreement provides that, except in certain circumstances, if Mr. Anders terminates the Employment Agreement by voluntary resignation, or his employment is terminated without cause, Mr. Anders will not, without the Bank's written consent, participate or be connected with any competing institution that has offices or does business within a fifty (50) mile radius in which the Bank or its affiliates or agents is operating customer service or other facilities or actively planning to open such facilities at the time of the termination of his employment. In the event employment is terminated without cause, Mr. Anders will be entitled to 150% of the his annual salary and continued health benefits at a level substantially equal to those that the Bank provided for a period of 12 months.

   The Employment Agreement provides for the payment to Mr. Anders in the event of a "change in control" as defined in the Employment Agreement, a severance benefit equal to 150% of his annual base salary at the time of the "change in control;" provided that 150% will be replaced with: (i) 200% if the ratio to selling price per share to book value per share exceeds 200%; or (ii) 300% if this ratio exceeds 300%; provided that any amount payable shall be reduced to the extent necessary to avoid excise tax liability.

Stock Option Plan
(Exercise prices and options granted have been adjusted to reflect four-for-three stock split in the form of a stock dividend paid on August 24,
2001)

   The Company maintains two Employee Stock Option Plans. The first plan was approved by the Company's stockholders on April 25, 1997 (the "1997 Option Plan") and provides for discretionary awards of up to an aggregate of 133,333 options to purchase Company Common Stock to officers and key employees of the Company and Bank as determined by a committee of disinterested directors at the fair market value of the Common Stock on the date of grant. The 1997 Option Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company granted options to Mr. Barron on December 15, 1997 to purchase 5,000 shares of Company Common Stock at an exercise price of $7.31 per share, subject to a five year vesting schedule. Mr. Barron's options have been forfeited. On October 1, 1999 the Company granted 20,000 options to Mr. Anders at an exercise price of $4.94. Those options vested immediately and expired on October 1, 2000. The Company also granted under the 1997 Option Plan, 13,333 shares to Mr. Anders at an exercise price of $3.71. These options are subject to a five-year vesting period. Ms. Faison and Mr. Kendrick were both granted 10,000 options under the 1997 Option plan on October 21, 1999 and October 28, 1999, respectively, with exercise prices of $3.66 and $3.59. These shares are also subject to a five-year vesting period. As of December 31, 2001, the Company also had outstanding to other officers, options to purchase an aggregate of an additional 37,995 shares of Company Common Stock at exercise prices ranging from $3.12 to $8.25 per share under the 1997 Option Plan. These options are subject to vesting schedules and will become exercisable in five equal annual installments beginning one year from the date of grant. The second plan was approved by the Company's stockholders on April 27, 2000 (the "2000 Option Plan"). The 2000 Option Plan reserves 266,666 shares of Common Stock for issuance upon the exercise of Options, as well as upon the distribution of restricted stock and deferred share awards. Such shares may be authorized but unissued shares, or shares held in treasury. To the extent awards expire, become unexercisable, or are forfeited for any reason without having resulted in the issuance of Common Stock to Award holders, those shares shall be available for the grant of additional awards. Under the 2000 Option Plan the Company granted 6,666 options to Mr. R. Lerner at an exercise price of $3.32 and 33,333 options to Mr. Anders at an exercise price of $3.52. Mr. Brown, Ms. Faison and Mr. Kendrick were granted 13,333 options under the 2000 Option Plan at an exercise price of $3.52. As of December 31, 2001 the Company had outstanding to its officers and directors options to purchase 97,989 shares of Company Common Stock at exercise prices ranging from $3.23 to $4.58 subject to a five-year vesting schedule. The Company also had outstanding 11,468 restricted share awards at a grant price of $3.23 per share. Such shares also vest over a five-year period.

Other Compensation Plans

   Executive officers participate in the Company's health and welfare and qualified retirement plans on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans. In addition, all full-time employees are covered as a group for comprehensive hospitalization, including major medical, long-term disability and dismemberment insurance and term life insurance.

Stock Option Grants

   As discussed above and as an inducement to attract and retain qualified managers and employees, the Company maintains the Option Plans. During 2001, 73,332 options were granted under the 2000 Option Plan to the Named Directors and Executive Officers.

Stock Option Exercises and Holdings

   There were no stock options exercised by the Named Executive Officers during 2001. The following table reflects the number of shares covered by all remaining unexercised stock options for Named Executive Officers as of December 31, 2001. Also reported are the values for "in-the-money" options which represent the difference between the exercise price of any such remaining unexercised options and the year-end market price of the Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUE

                               Number of Securities      Value of Unexercised
                              Underlying Unexercised   In-the-Money Options/SARs
                            Options/SARs at FY-End (#)     at FY-End ($)(1)
                            Exercisable/Unexercisable  Exercisable/Unexercisable
           Name             -------------------------- -------------------------
Richard M. Lerner (2)......       1,333 /  8,000           $1,560 / $ 9,360
Mark H. Anders (3).........       5,333 / 41,333           $3,680 / $34,853
Richard P. Brown (4).......           0 / 13,333           $     0 / $11,733
Margaret Theiss Faison (5).       4,000 / 19,333           $2,960 / $16,173
Robert E. Kendrick, III (6)       4,000 / 19,333           $3,240 / $16,593

--------
(1) Based on the market value of the underlying stock at fiscal year-end minus the exercise price. The closing price of the Common Stock on December 31, 2001 was $4.40 per share.
(2) 6,666 options, of which 1,333 are currently exercisable and have an exercise price of $3.23 per share. These options will expire on April 28, 2010. 2,667 restricted shares of which zero are vested and have a grant price of $3.23 per share.
(3) 13,333 options that vest 20% per year with 5,333 currently exercisable and that have an exercise price of $3.71. These options will expire October 1, 2009, ten years from the date of grant. Also 33,333 options that vest 20% per year with zero currently exercisable and that have an exercise price of $3.52. These options will expire January 19, 2011, ten years from the date of grant.
(4) 13,333 options that vest 20% per year with zero currently exercisable and that have an exercise price of $3.52 per share. These options will expire on January 19, 2011, ten (10) years from the date of grant.
(5) 10,000 options, that vest 20% per year with 4,000 currently exercisable and that have an exercise price of $3.66 per share. These options will expire on October 21, 2009, ten (10) years from the date of grant. Also 13,333 options that vest 20% per year with zero currently exercisable and that have an exercise price of $3.52 per share. These options will expire on January 19, 2011, ten (10) years from the date of grant.
(6) 10,000 options, that vest 20% per year with 4,000 currently exercisable and that have an exercise price of $3.59 per share. These options will expire on October 21, 2009, ten (10) years from the date of grant. Also 13,333 options that vest 20% per year with zero currently exercisable and that have an exercise price of $3.52 per share. These options will expire on January 19, 2011, ten (10) years from the date of grant.

Certain Transactions with Directors and Management

   The Bank has adopted a policy which requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Commencing July 1, 2001, the Bank entered into a three year lease for the second floor space in the Bank's headquarters building with Heim and Associates, P.A. (predecessor to HeimLantz) an accounting firm whose President
F. Carter Heim is a Director of the Company and the Bank. The lease rate of $165 thousand per annum is based on current market rates as determined by an independent commercial real estate services firm not affiliated with the Company or Bank. The lease has an initial term of 3 years expiring June 30, 2004 with 2 renewal options of 2 years each and one final option of 1 year.

Report of the Audit Committee

   The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and the independent auditors. In this process, the Committee met with the independent auditors, with and without management present, to discuss the results of the auditors' examinations and the overall quality of the Company's financial reporting.

   The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company, the Bank and its management, including the matters in the written disclosures received from the auditors as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

   Based on the Committee's discussions with management, the representations of the independent auditors and the Committee's review of the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          Audit Committee:

                                          Lawrence W. Schwartz, Chairman
                                          F. Carter Heim
                                          Stanley J. Klos, Jr.

                    PROPOSAL 2. TO APPROVE THE SELECTION OF
                     INDEPENDENT AUDITOR FOR THE YEAR 2002

   The Board of Directors of the Company anticipates the selection of Stegman & Company, certified public accountants, to audit the books and accounts of the Company for the year ending December 31, 2002. Stegman & Company has served as independent auditor for the Company and its subsidiary since April 2000. Stegman & Company has advised the Company that neither the firm nor any of its members or associates has any direct financial interest in or any connection with the Company or its subsidiary other than as independent public auditors. A representative of Stegman & Company will be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

   Audit Fees. Stegman & Company billed a total of $29,888 for the audit of financial statements included in the annual report on Form 10-KSB for the year-ended December 31, 2001 and the review of quarterly reports on forms 10-QSB filed during the year.

   Other Fees. Stegman & Company billed or anticipates billing a total of $3,843 for other services for the year ended December 31, 2001.

   Proxies will be voted FOR the Proposal unless otherwise instructed by the Stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF STEGMAN & COMPANY AS INDEPENDENT AUDITOR TO THE COMPANY FOR THE YEAR 2002.

                            ADDITIONAL INFORMATION

Stockholder Proposals--2003 Annual Meeting

   Any proposal of a stockholder intended to be presented at the 2003 Annual Meeting of the Stockholders must be received by the Company at 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401 prior to November 15, 2002 to be eligible for inclusion in the proxy statement and form of proxy. In order to curtail controversy as to compliance with this requirement, stockholders are urged to submit proposals to the Secretary of the Company by Certified Mail-Return Receipt Requested. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the Rules and Regulations under the Exchange Act.

                                ANNUAL REPORTS

   The Company's 2001 Annual Report to Stockholders accompanies this Proxy Statement. Copies of the report may be obtained upon written request to the Secretary of the Company, 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401, and will be available at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Rita D. Demma
                                          RITA D. DEMMA
                                          Secretary

Annapolis, Maryland
April 5, 2002

          YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE
                    ACCOMPANYING PROXY CARD IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.